Exhibit 10.2

SIXTH AMENDMENT TO EQUITY RESIDENTIAL 2002 SHARE INCENTIVE PLAN

THIS SIXTH AMENDMENT (the “Sixth Amendment”) to EQUITY RESIDENTIAL 2002 SHARE INCENTIVE PLAN (“Plan”) is executed as of the 15th day of March, 2007.

RECITALS

WHEREAS, the Board of Trustees of Equity Residential (the “Company”) adopted the Plan on February 21, 2002, which was approved by the shareholders of the Company at the 2002 annual meeting.

WHEREAS, the Company entered into a First Amendment to the Plan dated as of February 7, 2003, a Second Amendment to the Plan dated as of June 10, 2003, a Third Amendment to the Plan dated as of April 25, 2005, a Fourth Amendment to the Plan dated as of February 1, 2006 and a Fifth Amendment to the Plan dated as of October 1, 2006.

WHEREAS, the Company desires to further amend the Plan pursuant to this Sixth Amendment to change the retirement age for non-employee Trustees from 70 to 72.

NOW THEREFORE, the Plan is further amended as follows:

1.             Share Awards.   Section 5 (a) (iii) (C) is hereby deleted in its entirety and the following section is substituted therefor:

(C)           with respect to a Grantee who is a member of the Board (excluding employee trustees) in connection with his or her retirement at or after age 72, the Board’s decision not to renominate him or her for re-election to the Board at any shareholders’ meeting at which Trustees are elected, or the failure to be re-elected to the Board at any such shareholders’ meeting, or the Trustee’s resignation from the Board by reason of either:  (i) a material change in the Trustee’s employment or job responsibilities; or (ii) the Trustee’s disability.

2.             Share Options.    Section 6 (e) (iii) is hereby deleted in its entirety and the following is substituted therefor:

(iii)          with respect to a Grantee who is a member of the Board (excluding employee trustees) in connection with his or her retirement at or after age 72,  the Board’s decision not to renominate him or her for re-election to the Board at any shareholders’ meeting at which Trustees are elected, or the failure to be re-elected to the Board at any such shareholders’ meeting, or the Trustee’s resignation from the Board by reason of either:  (i) a material change in the Trustee’s employment or job responsibilities; or (ii) the Trustee’s disability, in which case it shall be exercisable until its Expiration Date.

3.             Plan In Full Force And Effect.   After giving effect to this Sixth Amendment, the Plan remains in full force and effect.

IN WITNESS WHEREOF, this Sixth Amendment has been executed as of the date first written above.

EQUITY RESIDENTIAL

By:	/s/ Bruce C. Strohm
Bruce C. Strohm
Executive Vice President and General Counsel